UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                October 23, 2003

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other          (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:               (530) 898-0300


Item 7(c): Exhibits
-------------------

        99.1     Press release dated October 23, 2003

Item 12:  Results of Operations and Financial Condition
-------------------------------------------------------

On October 23, 2003 TriCo Bancshares announced their quarterly earnings for the third quarter of 2003. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   TRICO BANCSHARES

Date:  October 23, 2003       By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Vice President and
                                   Chief Financial Officer (Principal
                                   Financial and Accounting Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated October 23, 2003

PRESS RELEASE                                    Contact:   Thomas J. Reddish
                                                            Vice President & CFO
For Immediate Release                                       (530) 898-0300

            TRICO BANCSHARES ANNOUNCES 3rd QUARTER EARNINGS FOR 2003
            --------------------------------------------------------

     Chico, CA - October 23, 2003. TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced quarterly earnings of $4,338,000, or $0.54 per diluted share, for the three months ended September 30, 2003. These results represent an 8.0% increase from the $0.50 earnings per diluted share reported for the three months ended September 30, 2002 on earnings of $3,627,000. Diluted earnings per share for the nine months ended September 30, 2003 and 2002 were $1.57 and $1.44, respectively, on earnings of $12,205,000 and $10,320,000, respectively.
     Included in the results ended September 30, 2003 was the effect of the Company's acquisition of North State National Bank on April 4, 2003. On April 4, 2003, North State National Bank had assets of $140 million, loans totaling $77 million, and deposits totaling $126 million. The Company issued $13,090,057 in cash, 723,512 shares of TriCo common stock, and options to purchase 79,587 TriCo common shares at an average exercise price of $6.22 per share in exchange for all of the 1,234,375 common shares and options to purchase 79,937 common shares of North State National Bank outstanding as of April 4, 2003.
     The improvement in results from the year-ago quarter was due to a $2,549,000 (18.9%) increase in fully tax-equivalent net interest income to $16,069,000, and a $550,000 (78.6%) decrease in provision for loan losses to $150,000. These contributing factors were partially offset by a $207,000 (3.8%) decrease in noninterest income to $5,206,000, and a $1,916,000 (15.8%) increase in noninterest expense to $14,049,000 for the quarter ended September 30, 2003.
     Richard Smith, President and Chief Executive Officer commented that, "The quarter ended September 30, 2003 was a very good quarter for our Company. The hard work of our team members and the acceptance of our line of products and services by our marketplace continue to provide strong asset and customer account growth. This growth allowed us to continue to improve earnings despite the recent slowdown in mortgage banking activities. In addition, during this quarter we dramatically reduced the level of nonperforming assets."
     During the quarters ended September 30, 2003 and 2002, the Company's net interest margin was 5.24% and 5.67%, respectively, on interest-earning asset balances averaging $1.23 billion and $955 million, respectively. The 28% increase in the average balance of interest earning assets more than offset the decrease in net interest margin resulting in an increase in fully tax equivalent net interest income of $2,549,000 (18.9%) to $16,069,000.
     Noninterest income for the third quarter of 2003 decreased $207,000 (3.8%) to $5,206,000 from $5,413,000 in the year-ago quarter. The decrease in noninterest income from the year-ago quarter was mainly due to a $673,000 (93%) decrease in mortgage banking noninterest income to $51,000 from $724,000 in the year-ago quarter.
     Noninterest expense for the third quarter of 2003 increased $1,916,000 (15.8%) to $14,049,000 from $12,133,000 in the third quarter of 2002. The increase in noninterest expense was mainly due to an increase in salary and benefit expense (up $1,116,000 or 17.6% to $7,460,000). The increase in salary and benefits expense was mainly due to annual salary increases, increased commission and incentive expense, and new employees at four new branches the Company opened during 2002 and from the merger with North State National Bank on April 4, 2003. Other noninterest expense, including intangible amortization, increased (up $800,000 or 13.8% to $6,589,000) due to the new branch openings in 2002 and the merger with North State.

     Nonperforming loans net of government agency guarantees were $6,072,000, $20,539,000, $8,180,000, and $11,031,000 as of September 30, 2003, June 30,
2003, December 31, 2002, and September 30, 2002, respectively. As of September 30, 2003, December 31, 2002, and September 30, 2002, the ratio of allowance for loan losses to total loans was 1.45%, 2.09% and 2.10%, respectively. As of September 30, 2003, December 31, 2002, and September 30, 2002, the ratio of allowance for loan losses to nonperforming assets was 177%, 158% and 130%, respectively. Based on the current conditions of the loan portfolio, Management believes that the $13,460,000 allowance for loan losses at September 30, 2003 is adequate to absorb probable losses inherent in the Company's loan portfolio.
     The Company provided $150,000 for loan losses in the third quarter of 2003 versus $700,000 in the third quarter of 2002. This decrease in the provision for loan losses was due to improved credit quality as evidenced by the reduction in nonperforming loans, and the adequacy of the loan loss reserve as evidenced by the increase in the ratio of allowance for loan losses to nonperforming assets. During the third quarter of 2003, the Company recorded $145,000 of net loan charge offs versus $68,000 of net loan recoveries in the year earlier quarter.
     Assets of the Company at September 30, 2003 were $1.44 billion compared to $1.07 billion at September 30, 2002. Loan balances at September 30, 2003 were $930 million compared to $684 million at September 30, 2002, and deposit balances at September 30, 2003 were $1.20 billion compared to $938 million at September 30, 2002.
     For the third quarter of 2003, the Company had an annualized return on assets of 1.25% and a return on equity of 14.09% versus 1.39% and 15.17%, respectively, in the third quarter of 2002. As of September 30, 2003, TriCo Bancshares had a Tier 1 capital ratio of 10.6% and a total risk-based capital ratio of 11.7%.
     As previously announced on July 31, 2003, the Company terminated its stock repurchase plan to repurchase 150,000 shares of common stock originally announced on October 19, 2001. There were 118,800 shares repurchased under the plan and the remaining 31,200 shares had not been repurchased. The Company has adopted a new stock repurchase plan for the repurchase of up to 250,000 shares of the Company's common stock from time to time as market conditions allow. The 250,000 shares authorized for repurchase under this plan represented approximately 3.2% of the Company's approximately 7,852,000 common shares outstanding as of July 31, 2003. This new plan has no stated expiration date for the repurchases. The Company repurchased 8,100 common shares under this new plan, all of which were repurchased during the quarter ended September 30, 2003.
     In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.
     TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 28 year history in the banking industry. Tri Counties Bank operates 33 traditional branch locations and 10 in-store branch locations in 20 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 54 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com


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

                                      TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                      (Dollars in thousands, except per share data)
                                                    Three months ended
                                              -----------------------------------------------------------------------------
                                               September 30,     June 30,       March 31,     December 31,    Sept. 30,
                                                   2003            2003           2003            2002           2002
                                              -----------------------------------------------------------------------------
Statement of Income Data
      Interest income                                $ 19,105       $ 18,161        $ 16,349       $ 16,228       $ 16,435
      Interest expense                                  3,305          3,445           3,115          3,245          3,227
      Net interest income                              15,800         14,716          13,234         12,983         13,208
      Provision for loan losses                           150            150             150            800            700
      Noninterest income:
         Service charges and fees                       3,117          3,985           3,500          3,651          3,521
         Other income                                   2,089          2,569           1,896          2,347          1,892
      Total noninterest income                          5,206          6,554           5,396          5,998          5,413
      Noninterest expense:
         Salaries and benefits                          7,460          7,636           6,877          6,434          6,344
         Intangible amortization                          325            324             228            228            228
         Other expense                                  6,264          6,408           5,546          5,811          5,561
      Total noninterest expense                        14,049         14,368          12,651         12,473         12,133
      Net income before taxes                           6,807          6,752           5,829          5,708          5,788
      Net income                                      $ 4,338        $ 4,254         $ 3,613        $ 3,748        $ 3,627
Share Data
      Basic earnings per share                         $ 0.55         $ 0.55          $ 0.51         $ 0.53         $ 0.52
      Diluted earnings per share                         0.54           0.53            0.50           0.52           0.50
      Book value per common share                     $ 15.91        $ 15.86         $ 14.39        $ 14.02        $ 13.70
      Shares outstanding                            7,846,001      7,852,110       7,080,470      7,060,965      7,035,590
      Weighted average shares                       7,850,374      7,796,383       7,070,701      7,046,246      7,026,120
      Weighted average diluted shares               8,094,964      8,021,229       7,250,178      7,211,705      7,231,165
Credit Quality
      Non-performing loans, net of
          government agency guarantees                $ 6,072       $ 20,539        $ 20,610        $ 8,180       $ 11,031
      Other real estate owned                           1,545          1,551           1,608            932              -
      Loans charged-off                                   551          2,063             280            870             73
      Loans recovered                                   $ 406          $ 147            $ 46           $ 66          $ 141
      Allowance for loan losses to total loans          1.45%          1.58%           2.06%          2.09%          2.10%
      Allowance for loan losses to NPLs                  222%            66%             69%           176%           130%
      Allowance for loan losses to NPAs                  177%            61%             64%           158%           130%
Selected Financial Ratios
      Return on average total assets                    1.25%          1.27%           1.26%          1.35%          1.39%
      Return on average equity                         14.09%         13.88%          14.29%         15.35%         15.17%
      Average yield on loans                            7.41%          7.34%           7.64%          7.75%          7.89%
      Average yield on earning assets                   6.32%          6.18%           6.36%          6.53%          7.02%
      Average rate on earning liabilities               1.36%          1.45%           1.52%          1.65%          1.72%
      Net interest margin                               5.24%          5.02%           5.17%          5.25%          5.67%
      Total risk based capital ratio                    11.7%          10.4%           11.6%          12.0%          11.9%
      Tier 1 Capital ratio                              10.6%           9.1%           10.4%          10.7%          10.6%


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

                                      TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                      (Dollars in thousands, except per share data)
                                                       Three months ended
                                                  -------------------------------------------------------------------------
                                                  September 30,    June 30,      March 31,     December 31,    Sept. 30,
                                                       2003          2003           2003           2002          2002
                                                  -------------------------------------------------------------------------
Balance Sheet Data
      Cash and due from banks                           $ 66,747      $ 65,051       $ 58,925       $ 67,170      $ 56,749
      Fed funds sold                                       1,900         3,200         10,100          8,100        23,400
      Securities, available-for-sale                     350,761       354,040        354,007        338,024       268,921
      Loans
         Commercial loans                                152,477       147,746        117,329        125,982       142,290
         Consumer loans                                  297,186       237,704        210,633        201,858       191,601
         Real estate mortgage loans                      420,312       407,218        330,001        319,969       313,191
         Real estate construction loans                   60,066        59,622         35,810         39,713        36,472
      Total loans, gross                                 930,041       852,290        693,773        687,522       683,554
      Allowance for loan losses                          (13,460)      (13,455)       (14,293)       (14,377)      (14,382)
      Premises and equipment                              19,787        19,830         17,542         17,224        16,583
      Cash value of life insurance                        38,644        34,633         29,257         15,208        15,045
      Intangible assets                                   21,992        22,189          3,815          4,043         4,387
      Other assets                                        24,172        23,124         23,377         21,660        19,266
      Total assets                                     1,440,584     1,360,902      1,176,503      1,144,574     1,073,523
         Noninterest bearing demand deposits             267,148       260,861        226,373        232,499       202,895
         Interest bearing demand deposits                211,219       204,538        188,575        182,816       175,883
         Savings deposits                                426,340       393,198        324,584        297,926       268,182
         Time certificates                               291,145       315,008        293,120        291,996       290,935
      Total deposits                                   1,195,852     1,173,605      1,032,652      1,005,237       937,895
      Fed funds purchased & repurchase agreements         55,700        17,400              -              -             -
      Other liabilities                                   21,312        22,425         19,044         17,399        16,275
      Other borrowings                                    22,894        22,905         22,915         22,924        22,932
      Trust preferred securities                          20,000             -              -              -             -
      Total liabilities                                1,315,758     1,236,335      1,074,611      1,045,560       977,102
      Total shareholders' equity                         124,826       124,567        101,892         99,014        96,421
      Accumulated other
         comprehensive income                              1,223         3,433          2,688          2,303         2,333
      Average loans                                      876,068       801,493        679,975        675,626       676,009
      Average interest earning assets                  1,226,453     1,194,618      1,048,286      1,013,175       954,611
      Average total assets                             1,384,672     1,339,107      1,149,759      1,112,660     1,044,518
      Average deposits                                 1,185,059     1,146,211      1,003,853        970,666       908,675
      Average total equity                             $ 123,168     $ 122,567      $ 101,139       $ 97,684      $ 95,645
